EXHIBIT 10.2

CHANGE ORDER FORM
Tank 106 Scope Deletion and Ultrasonic Metering Configuration and Calibration

PROJECT NAME: Sabine Pass LNG Liquefaction Facility OWNER: Sabine Pass Liquefaction, LLC CONTRACTOR: Bechtel Oil, Gas and Chemicals, Inc. DATE OF AGREEMENT: November 11, 2011	CHANGE ORDER NUMBER: CO-00019 DATE OF CHANGE ORDER: February 27, 2013

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

1.	Per Article 6.1.B of the Agreement, Parties agree Bechtel will eliminate any scope with regards to Tank 106 installation.

a.	The scope of work details which will remain despite the deletion include:

i.	Soil stabilization inside Tank 6 is to be at a 3 foot depth, including the area/volume under the dikes.

ii.	Soil improvement to include 5 feet stabilization depth at south pipe rack.

iii.	Add fill, grade, and drain.

iv.	Fencing modification needed to protect south pipe rack (21R02) due to Tank 106 deletion.

b.	Clarifications and Exclusions:

i.	The design of the BOG system remains unchanged. The capacity associated with LNG Tank S-106, 8% of 48,400 lb/hr (27 MMscfd), will be retained as margin for the BOG system.

2.	Per Article 6.1.B of the Agreement, Parties agree Bechtel will provide calibration of Ultrasonic meters and engineering support/design modifications.

a.	The scope of work includes:

i.	Calibrating the USM with the meter tubes.

ii.
Provide meter assembly per AGA standard configuration. Per AGA 9 on the uni-directional meter, there is to be 10 diameters from the meter inlet to the flow conditioner; 10 diameters from the flow conditioner to the meter body; and 5 diameters from the meter body to the first disturbance.

iii.	Calibration to be conducted at CEESI or TransCanada

b.	Clarifications:

i.	The meter shall be calibrated as an "artifact" with upstream/downstream piping, flow conditioners, transducers, and tees in place.

ii.	Piecewise linearization as the calibration method.

iii.	Log files to be collected throughout the process.

iv.	Tests at flow points of 2, 5, 10, 25, 40, 55, 70, and 100 fps with 6 repeats.

3.
This Contract Change Order will decrease the Contract price by an amount of $7,241,593. The breakdown of this amount is a $2,278,663 lump sum decrease and a $4,962,930 decrease in aggregate provisional sum as noted in item 6 of this Change Order. Accordingly, the Agreement is modified as follows:

a.	Schedule C-1 (Milestone Payment Schedule) of Attachment C of the Agreement will be amended by including the Milestone(s) listed in Exhibit A of this Change Order.

4.
The previous Existing Facility Labor Provisional Sum in Article 2.2 of Attachment EE of the Agreement was *** U.S. Dollars ($***) and *** hours. This Change Order will amend the previous values respectively to *** ($***) and *** hours.

5.
The previous Soils Provisional Sum in Article 2.1 of Attachment EE of the Agreement after the executed Change Order CO-0007, dated July 13, 2012, was *** ($***). This Change Order will amend the previous value and reduce the value by $***. The new Soils Provisional Sum is now *** ($***).

6.
The previous Aggregate Provisional Sum after Change Order CO-00018, dated January 17, 2013, was Two Hundred Sixty Three Million, Six Hundred Sixty Seven Thousand, Three Hundred Ninety One U.S. Dollars ($263,667,391). This Change Order will amend that value and the new value shall be Two Hundred Fifty Eight Million, Seven Hundred Four Thousand, Four Hundred Sixty One U.S. Dollars ($258,704,461).

7.	The overall cost breakdown data for all changes is provided in Exhibit B of this Change Order.

8.	The cost breakdown data for the addition of the Ultrasonic Metering Configuration and Calibration is provided in Exhibit C of this Change Order.

9.	The cost breakdown data for the Tank 106 Scope Deletion is provided in Exhibit D of this Change Order.

Adjustment to Contract Price
The original Contract Price was ...............................................................................................................................$3,900,000,000
Net change by previously authorized Change Orders (#0001-00018) .....................................................................$ 72,541,501
The Contract Price prior to this Change Order was ..................................................................................................$3,972,541,501
The Contract Price will be (decreased) by this Change Order
in the amount of     ......................................................................................................................................................$ 7,241,593
The new Contract Price including this Change Order will be ..................................................................................$3,965,299,908

Adjustment to dates in Project Schedule
The following dates are modified (list all dates modified; insert N/A if no dates modified): No impact to Project Schedule.

Adjustment to other Changed Criteria (insert N/A if no changes or impact; attach additional documentation if necessary)

Adjustment to Payment Schedule: Yes. See sections 3, 4, 5, 6, 7 and Exhibits A, B, C, and D of this Change Order.

Adjustment to Minimum Acceptance Criteria: N/A

Adjustment to Performance Guarantees: N/A

Adjustment to Design Basis: N/A

Other adjustments to liability or obligation of Contractor or Owner under the Agreement: N/A

Select either A or B:
[A] This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Initials: ____ Contractor ____ Owner

~~[B] This Change Order shall not constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall not be deemed to compensate Contractor fully for such change. Initials: ____ Contractor ____ Owner~~

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties' duly authorized representatives.

/s/ Ed Lehotsky	/s/ J. Jackson
Owner	Contractor
Ed Lehotsky	JT Jackson
Name	Name
VP LNG Project Management	Sr. Vice President
Title	Title
March 13, 2013	February 28, 2013
Date of Signing	Date of Signing

CHANGE ORDER FORM

Modifications to Full Placement of Insurance Program Language

PROJECT NAME: Sabine Pass LNG Liquefaction Facility OWNER: Sabine Pass Liquefaction, LLC CONTRACTOR: Bechtel Oil, Gas and Chemicals, Inc. DATE OF AGREEMENT: November 11, 2011	CHANGE ORDER NUMBER: CO-00020 DATE OF CHANGE ORDER: March 14, 2013

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

1.	Sections 1.A.9(e) of Attachment O is hereby amended and restated as follows:

(e)
Sum Insured: The insurance policy shall (i) be on a completed value form, with no periodic reporting requirements, (ii) insure not less than $1,000,000,000 commencing at the earlier of LNTP or NTP, and insure no less than an amount to be determined based on probable maximum loss study performed by a reputable and experienced firm reasonably satisfactory to Contractor, Owner, and Owner's Lender's Insurance Advisor, with such maximum probable loss approved by the Parties and such increased amount commencing no later than March 31, 2013 (iii) value losses at replacement cost, without deduction for physical depreciation or obsolesce including custom duties, Taxes and fees and (iv) insure loss or damage from earth movement without a sub-limit, (v) insure property loss or damage from flood and named windstorm with a sub-limit not less than $150,000,000 commencing at the earlier of LNTP or NTP, provided that such sub-limit shall increase to an amount that is not less than $500,000,000 no later than March 31, 2013, and such sub-limit in the event of a named windstorm shall apply to the combined loss covered under Section 1.A.9 Builder's Risk and Section 1.A.10 Builder's Risk Delayed Startup, and (vi) insure loss or damage from strikes, riots and civil commotion with a sub-limit not less than $100,000,000.

Adjustment to Contract Price

No Adjustment to Contract Price associated with CO-00020

Adjustment to dates in Project Schedule
The following dates are modified (list all dates modified; insert N/A if no dates modified): N/A

Adjustment to other Changed Criteria: if no changes or impact; attach additional documentation if necessary): N/A

Adjustment to Payment Schedule: N/A

Adjustment to Minimum Acceptance Criteria: N/A

Adjustment to Performance Guarantees: N/A

Adjustment to Design Basis: N/A

Other adjustments to liability or obligation of Contractor or Owner under the Agreement: N/A

Select either A or B:
[A] This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Initials: ____ Contractor ____ Owner

~~[B] This Change Order shall not constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall not be deemed to compensate Contractor fully for such change. Initials: ____ Contractor ____ Owner~~

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties' duly authorized representatives.

/s/ Ed Lehotsky	/s/ Sergio Buoncristiano
Owner	Contractor
Ed Lehotsky	Sergio Buoncristiano
Name	Name
VP LNG Project Management	Principal Vice President
Title	Title
March 28, 2013	March 14, 2013
Date of Signing	Date of Signing